UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2016, the Board of Directors (the “Board”) of Parsley Energy, Inc. (the “Company”), upon the recommendation of its Nominating and Governance Committee, appointed Ron Brokmeyer to the Board as a Class I director to fill the vacancy resulting from Chris Carter’s January 5, 2016 resignation, with a term expiring at the 2018 annual meeting of stockholders. Also effective March 23, 2016, Mr. Brokmeyer was appointed to serve on the Board’s Compensation Committee and Audit Committee. The Board determined that Mr. Brokmeyer meets the independence requirements under the rules of the New York Stock Exchange and the Company’s independence standards, and that there are no transactions between the Company and Mr. Brokmeyer that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Brokmeyer entered into an indemnification agreement which requires the Company to indemnify him to the fullest extent permitted under Delaware law against liability that may arise by reason of his service as a director, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the indemnification agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Mr. Brokmeyer will receive the standard non-employee director compensation for serving on the Board, including an annual equity grant of restricted stock equal in value to approximately $150,000, vesting in full on the first anniversary of the date of grant. All compensation paid to Mr. Brokmeyer in 2016 will be prorated from the date of his appointment through the end of the fiscal year.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s news release announcing the appointment of Mr. Brokmeyer to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1 †	Indemnification Agreement, dated as of March 23, 2016, by and between the Company and Ronald Brokmeyer.

99.1	News Release, dated March 23, 2016, titled, “Parsley Energy Announces Appointment of Ronald Brokmeyer to its Board of Directors.”

†	Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Colin W. Roberts
Vice President—General Counsel

Dated: March 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1 †	Indemnification Agreement, dated as of March 23, 2016, by and between the Company and Ronald Brokmeyer.

99.1	News Release, dated March 23, 2016, titled, “Parsley Energy Announces Appointment of Ronald Brokmeyer to its Board of Directors.”

†	Compensatory plan or arrangement

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